Exhibit 99.1
FOR IMMEDIATE RELEASE
VF TO ACQUIRE THE TIMBERLAND COMPANY
FOR $43 PER SHARE
•	Transformative Acquisition Will Create $10B Global Apparel & Footwear Powerhouse

•	Addition of Timberland® and Smartwool® Brands Will Boost VF’s Outdoor & Action Sports Business to 50% of Total Revenues

•	Will Provide Significant EPS Accretion in 2011 and 2012
Companies to hold webcast/conference call at 8:30 a.m. today;
details at end of release
Greensboro, NC and Stratham, NH — June 13, 2011 — VF Corporation (NYSE: VFC), a leader in branded lifestyle apparel, and The Timberland Company (“Timberland”; NYSE: TBL) today jointly announced that they have signed a definitive merger agreement. VF will pay Timberland shareholders $43 per share, representing a total enterprise value of approximately $2 billion net of cash acquired. The merger agreement was unanimously approved by both companies’ Boards of Directors.
Timberland is a global footwear and apparel company with expected 2011 revenues of $1.6 billion, over half of which are generated internationally.
“The Timberland® brand is synonymous with high quality outdoor footwear and apparel,” said Eric Wiseman, Chairman and Chief Executive Officer of VF Corporation. “We believe the unique rugged outdoor positioning of the Timberland® brand will perfectly complement the premium, technical positioning of The North Face® brand, while the Smartwool® brand will provide us with a leadership position in a new category. This acquisition will continue the transformation of VF’s portfolio, propelling VF’s Outdoor & Action Sports businesses to 50% of total revenues.” He continued, “This will be a winning combination, leveraging VF’s international and direct-to-consumer platforms to drive growth in the Timberland® and Smartwool® brands globally. At the same time, VF will benefit from Timberland’s rugged outdoor footwear expertise, international penetration in markets such as Japan, and leadership position in sustainability.”
“Timberland is proud of its rich heritage, its track record of success and its reputation as a responsible and environmentally-conscious global citizen, all of which will be preserved and enhanced by becoming part of the VF family of brands,” said Jeffrey Swartz, President and Chief Executive Officer of Timberland.

“VF is known for its ability to acquire and grow authentic outdoor brands, while protecting a brand’s unique culture and DNA.”
VF is confident in its ability to maintain Timberland’s momentum by adding Timberland’s strong brands to its powerful portfolio of outdoor and action sports brands, which include The North Face®, Vans®, JanSport®, Reef®, lucy®, Eastpak®, Napapijri® and Eagle Creek®.
VF is targeting 10% annual revenue growth for Timberland through:
•	Leveraging VF’s established international platforms in Europe, Asia and Latin America

•	Leveraging VF’s direct-to-consumer platform, consisting of a global base of retail stores and rapidly growing e-commerce business

•	Enhancing the Timberland® and Smartwool® brands’ apparel offerings

•	Aggressively growing the women’s footwear and apparel business
In addition, VF believes it can substantially increase Timberland’s profitability through:
•	Expense management to improve SG&A ratios;

•	Supply chain capabilities to reduce sourcing costs;

•	Operating disciplines of VF’s highly profitable international and direct-to-consumer businesses.
“We look forward to working with Jeff and Timberland’s strong team of leaders as we build our plans for the future together,” concluded Mr. Wiseman.
The acquisition, which is expected to close in the third quarter, should add approximately $700 million to VF’s 2011 revenues. It is also expected to be accretive to VF’s earnings per share, by $.25 in 2011 and by $.75 in 2012, inclusive of deal costs and other acquisition related expenses in both periods. Excluding these expenses, EPS accretion would be approximately $.45 in 2011 and $.90 in 2012. Timberland will become part of VF’s Outdoor & Action Sports coalition and will remain headquartered in Stratham, New Hampshire.
The transaction is subject to customary conditions, including receipt of Timberland stockholder approval and applicable regulatory approvals. VF plans to finance the transaction through a combination of cash on hand, commercial paper and term debt. Stockholders affiliated with the Swartz family have agreed to act by written consent to approve the transaction on July 26, 2011 if the merger agreement has not been terminated by then. The merger agreement provides Timberland with a customary right, after complying with certain notice and other conditions, to terminate the merger agreement to accept a superior proposal prior to receipt of stockholder approval on July 26, 2011.
Webcast Information
VF and Timberland will host a joint webcast presentation and conference call to discuss the proposed transaction today at 8:30 a.m. ET. Interested parties should call 1-800-967-7135 domestic, or 1-719-457-2631 international, to access the call. The call and presentation will also be available through a live Internet broadcast at www.vfc.com and www.timberland.com. A replay will be available through June 20, 2011 and can be accessed by dialing 1-877-870-5176 domestic, and 1-858-384-5517 international. The pass code is 8966811. A replay also can be accessed at both VF’s and Timberland’s web sites.

About VF Corporation
VF Corporation is a global leader in branded lifestyle apparel with more than 30 brands, including Wrangler®, The North Face®, Lee®, Vans®, Nautica®, 7 For All Mankind®, Eagle Creek®, Eastpak®, Ella Moss®, JanSport®, lucy®, John Varvatos®, Kipling®, Majestic®, Napapijri®, Red Kap®, Reef®, Riders® and Splendid®. VF Corporation’s press releases, annual report and other information can be accessed through the Company’s home page, www.vfc.com.
About Timberland
Timberland (NYSE: TBL) is a global leader in the design, engineering and marketing of premium-quality footwear, apparel and accessories for consumers who value the outdoors and their time in it. Timberland markets products under the Timberland®, Timberland PRO®, Mountain Athletics®, SmartWool®, Timberland Boot Company® and howies® brands, all of which offer quality workmanship and detailing and are built to withstand the elements of nature. The company’s products can be found in leading department and specialty stores as well as Timberland® retail stores throughout North America, Europe, Asia, Latin America, South Africa and the Middle East. Timberland’s dedication to making quality products is matched by the company’s commitment to “doing well and doing good” — forging powerful partnerships among employees, consumers and service partners to transform the communities in which they live and work. To learn more about Timberland, please visit www.timberland.com.
Certain Additional Information
Investors and security holders are urged to read the current reports on Form 8-K to be filed by each of VF and Timberland on June 13, 2011 regarding the transaction, the information statement of Timberland and any other relevant documents filed by Timberland with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information. The definitive information statement will be mailed to Timberland security holders. Investors and security holders may obtain a free copy of documents filed with the SEC at the SEC’s Internet web site at (www.sec.gov). Such documents may also be obtained free of charge from Timberland by directing such request to: The Timberland Company, 200 Domain Drive, Stratham, New Hampshire, 03885, Attn: General Counsel or by calling (603) 773-1204.
Statement on Forward Looking Statements
Certain statements either contained in or incorporated by reference into this document and oral statements made from time to time by representatives of VF or Timberland are forward-looking statements that involve risks and uncertainty. Future events regarding the proposed transactions and both Timberland’s and VF’s actual results could differ materially from the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the combined companies’ plans following, and the expected completion of, the proposed acquisition and the expectation that the acquisition will be accretive to earnings. These forward-looking statements involve certain risks and uncertainties that could cause actual results and the timing of events to differ materially from those indicated in such forward-looking statements and generally include statements that are predictive in nature and depend upon or refer to future events or conditions. Risks and uncertainties include the ability of Timberland and VF to complete the transactions contemplated by the merger agreement, including the parties’ abilities to satisfy the conditions to the consummation of the proposed acquisition; the possibility of any termination of the merger agreement; the timing of the merger; the possibility that various other conditions to the consummation of the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; the combined company’s ability to achieve the value creation contemplated by the proposed merger; the combined company’s ability to effectively integrate the businesses of Timberland and VF; the diversion of management time on merger-related issues; other uncertainties pertaining to the business of Timberland or VF; further softening of the retail environment, sales of our products by key retailers, changes in fashion trends and consumer preferences, general economic conditions, including the continuing global economic uncertainty, the impact of sourcing costs; and additional factors detailed in (i) Timberland’s public filings with the SEC from time to time, including Timberland’s most recent Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Reports on Form 10-Q and its subsequently filed SEC reports, each as filed with the SEC, and (ii) VF’s public filings with the SEC from time to time, including VF’s most recent Annual Report on Form 10-K for the year ended January 1, 2011, Quarterly Reports on Form 10-Q and its subsequently filed SEC reports, each as filed with the SEC, in each case, which contains and identifies important factors that could cause actual results to differ materially from those contained in the forward-looking statements. The reader is cautioned not to unduly rely on these forward-looking statements. Timberland and VF expressly disclaim any intent or obligation to update or revise publicly any forward-looking statements except as required by law.

Contacts:	For VF Corporation	For The Timberland Company:
	Investors:	Investors:
	Cindy Knoebel, CFA	Kristyn Van Ostern
	Vice President, Corporate Relations	Manager of Investor Relations
	VF Services	(603) 773-1665
(336) 424-6189/(212) 841-7141

	Media:	Media:
	Craig Hodges	Robin Giampa
	Vice President	Director of Corporate Communications
	Edelman/Atlanta	(603) 773-1174
(404) 460-4698
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